Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Prudential Jennison Global Infrastructure Fund:

We consent to the reference to our firm under the heading “Other Service Providers” in the Statement of Additional Information.

New York, New York

September 20, 2013